UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2014

BANC OF CALIFORNIA, INC.
(Exact name of registrant as specified in its charter)
Maryland		001-35522		04-3639825
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)

	18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
	(Address of principal executive offices)		(Zip Code)
(855) 361-2262
(Registrant’s telephone number, including area code)

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 20, 2014, Banc of California, Inc. (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Basswood Capital Management, LLC, Basswood Enhanced Long Short Fund LP and Basswood Enhanced Long Short GP, LLC (collectively, “Basswood”) relating to the previously disclosed complaint filed by the Company against Basswood in the United States District Court for the Central District of California.

The full text of the Settlement Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description

99.1	Settlement Agreement, dated August 20, 2014, by and between Banc of California, Inc. and Basswood Capital Management, LLC, Basswood Enhanced Long Short Fund LP and Basswood Enhanced Long Short GP, LLC.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Banc of California, Inc.

Date: August 20, 2014	By:	/s/ Ronald J. Nicolas, Jr.
Name: Ronald J. Nicolas, Jr.
Title: Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Settlement Agreement, dated August 20, 2014, by and between Banc of California, Inc. and Basswood Capital Management, LLC, Basswood Enhanced Long Short Fund LP and Basswood Enhanced Long Short GP, LLC.